Exhibit 99.2
Crescent Energy Company Announces Pricing of Public Offering of Class A Common Stock
An affiliate of KKR & Co. Inc., a leading global investment firm and investor in Crescent, has agreed to purchase 40,000,000 shares as part of the offering
October 8, 2026
HOUSTON --(BUSINESS WIRE)-- Crescent Energy Company (“Crescent” or the “Company”) (NYSE: CRGY) today announced the pricing of an underwritten, public offering of 80,000,000 shares of its Class A common stock, par value $0.0001 per share (“Class A common stock”), at a price to the public of $12.50 per share, pursuant to an effective shelf registration statement on Form S-3 (the “Registration Statement”) filed previously with the U.S. Securities and Exchange Commission (the “SEC”).
The Company intends to use the net proceeds it receives from the offering to fund a portion of the cash consideration for its recently announced acquisition of certain Eagle Ford oil and natural gas assets from Devon Energy Production Company, L.P., a subsidiary of Devon Energy Corporation (the “Devon EF Assets Acquisition”), which is expected to close in the fourth quarter of 2026 or early 2027, subject to customary closing conditions and regulatory approvals. The offering is not contingent on the completion of the Devon EF Assets Acquisition. If the Devon EF Assets Acquisition is not completed, the proceeds from the offering will be used for general corporate purposes, including the repayment of indebtedness of the Company’s subsidiaries.
The Company has granted the underwriters a 30-day option to purchase up to 12,000,000 additional shares of Class A common stock at the public offering price, less the underwriting discounts and commissions.
Independence Energy Aggregator L.P., an entity affiliated with KKR & Co. Inc., and a holder of approximately 7.9% of the Company’s Class A common stock, has agreed to purchase 40,000,000 shares of Class A common stock at the public offering price and on the same terms as the other shares of Class A common stock.
J.P. Morgan, KKR Capital Markets LLC, Raymond James, Evercore ISI and Wells Fargo Securities, LLC are serving as joint book-running managers for the offering. KeyBanc Capital Markets Inc., Mizuho Securities USA LLC and Truist Securities, Inc. are also serving as joint book-running managers for the offering. Johnson Rice & Company L.L.C., Pickering Energy Partners, Stephens Inc., TPH&Co., the energy business of Perella Weinberg Partners, American Veterans Group, PBC, Cabrera Capital Markets, LLC, CastleOak Securities, L.P., C.L. King & Associates, Inc. and Guzman & Company are serving as co-managers for the offering. The offering is expected to close on October 13, 2026, subject to customary closing conditions.
The offering is being made only by means of a prospectus and a final prospectus supplement that meet the requirements under the Securities Act of 1933, as amended. Copies of the final prospectus supplement and accompanying base prospectus relating to the offering and final prospectus supplement, when available, may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, New York 11717, or by email at prospectus-eq_fi@jpmchase.com, KKR Capital Markets LLC, 30 Hudson Yards, New York, New York 10001 or by telephone at (212) 750-8300, or Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, or by email at prospectus@raymondjames.com, or by accessing the SEC’s website at www.sec.gov.
The Registration Statement was previously filed on October 8, 2026 and became effective upon filing. The Registration Statement may be obtained free of charge at the SEC’s website at www.sec.gov under “Crescent Energy Company.” This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of Class A common stock or any other securities, nor shall there be any sale of such shares of Class A common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Crescent Energy Company
Crescent Energy Company is a U.S. energy company with activities focused in the Eagle Ford, Permian and Uinta Basins, and minerals and royalty interests across U.S. oil and natural gas basins, with a core focus in the Eagle Ford.
Cautionary Note Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. These forward-looking statements include any statements regarding the proposed offering of Class A common stock and the Devon EF Assets Acquisition. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in the Company’s filings with the SEC, including the Registration Statement and the prospectus supplement relating to the offering, its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” as may be updated from time to time in the Company’s periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.
IR@crescentenergyco.com
Source: Crescent Energy Company